                                                                    EXHIBIT 10.2

                            STANDING LOAN AGREEMENT
                                    (NEVADA)

                            STANDING LOAN AGREEMENT
                                    (NEVADA)

                               TABLE OF CONTENTS
                               -----------------


                                                                 Page
                                                                 ----
I.   LOAN TERMS...............................................    1
     1.1  Amount and Purpose..................................    1
          ------------------
     1.2  Intended Use of the Property........................    1
          ----------------------------
     1.3  Documentation.......................................    1
          -------------
     1.4  Disbursement of Loan Proceeds.......................    2
          ------------------------------
     1.5  Repayment...........................................    2
          ---------

II.  COVENANTS OF THE BORROWER................................    2
     2.1  Compliance with Law.................................    2
          -------------------
     2.2  Site Visits.........................................    2
          -----------
     2.3  Insurance...........................................    3
          ---------
     2.4  Payment of Expenses.................................    3
          -------------------
     2.5  Financial and Other Information.....................    4
          -------------------------------
     2.6  Notices.............................................    4
          -------
     2.7  Indemnity...........................................    4
          ---------
     2.8  Preservation of Rights; Maintenance of Properties...    4
          -------------------------------------------------
     2.9  Negative Covenants..................................    4
          ------------------
     2.10 Performance of Acts.................................    5
          -------------------
     2.11 Consolidated Debt to Consolidated Capitalization....    5
          ------------------------------------------------
     2.12 Fixed Charge Ratio..................................    5
          ------------------

III. PARTIAL RECONVEYANCE.....................................    6

IV.  HAZARDOUS SUBSTANCES.....................................    7

V.   REPRESENTATIONS AND WARRANTIES...........................    7
     5.1  Authority...........................................    7
          ---------
     5.2  Compliance..........................................    7
          ----------
     5.3  Enforceability......................................    8
          --------------
     5.4  Borrower Not a "Foreign Person".....................    8
          -------------------------------
     5.5  No Claims...........................................    8
          ---------
     5.6  Accuracy............................................    8
          --------
     5.7  Taxes. .............................................    8
          -----
     5.8  Year 2000...........................................    8
          ---------

VI.  DEFAULT AND REMEDIES.....................................    9
     6.1  Events of Default...................................    9
          -----------------
     6.2  Remedies............................................   10
          --------
     6.3  Concurrent Notice and Cure Periods..................   10
          ----------------------------------

VII. ARBITRATION..............................................   10
     7.1  Arbitration.........................................   10
          -----------

VIII.MISCELLANEOUS PROVISIONS.................................   11
     8.1  No Waiver; Consents.................................   11
          -------------------
     8.2  No Third Parties Benefitted.........................   12
          ---------------------------
     8.3  Joint and Several Liability.........................   12
          ---------------------------
     8.4  Notices.............................................   12
          -------
     8.5  Attorneys' Fees.....................................   12
          ---------------
     8.6  Intentionally Omitted...............................   12
          ---------------------
     8.7  Applicable Law......................................   12
          --------------
     8.8  Heirs, Successors and Assigns.......................   12
          -----------------------------
     8.9  Severability........................................   12
          ------------
     8.10 Interpretation......................................   12
          --------------
     8.11 Amendments..........................................   13
          ----------
     8.12 Time of Essence.....................................   13
          ---------------
     8.13 Integration and Relation to Loan Commitment.........   13
          -------------------------------------------
     8.14 Counterparts........................................   13
          ------------
     8.15 Language of Agreement...............................   13
          ---------------------
     8.16 Headings............................................   13
          --------
     8.17 Information Sharing Notice..........................   13
          --------------------------

EXHIBIT A - Property Description
EXHIBIT B - Confidentiality Agreement

                            STANDING LOAN AGREEMENT
                                    (Nevada)

     This Standing Loan Agreement ("Agreement"), dated as of September 28, 1999,
                                    ---------
is by and between Trex Company, LLC, a Delaware Limited Liability Company ("Borrower") and BANK OF AMERICA, N.A. ("Bank").
  --------                               ----

                                   Agreement
                                   ---------

I.   LOAN TERMS

     1.1  Amount and Purpose.
          ------------------

          (a) Bank shall make a loan to Borrower in the original principal amount of Six Million Seven Hundred Twenty-Eight Thousand Dollars ($6,728,000) (the "Loan") to be used for the following purpose: refinancing certain
      ----
property.

          (b) The Loan will be evidenced by a promissory note (the "Note")
                                                                    ----
payable to Bank in the original principal amount of the Loan secured by a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, (the "Deed of Trust") covering certain real property commonly described on
      -------------
Exhibit A, attached hereto and made a part hereof as if fully set forth
---------
(together with all improvements now or hereafter located thereon, collectively the "Property") and other collateral.
     --------

          (c) Trex Company, Inc., a Delaware corporation ("Guarantor") will
                                                           ---------
guaranty (the "Guaranty") Borrower's obligations under this Agreement.
               --------

This Agreement, the Note, the Deed of Trust, the Guaranty, and all other documents evidencing, securing or otherwise pertaining to the Loan will be collectively referred to as the "Loan Documents".
                                 --------------

     1.2  Intended Use of the Property.  Borrower, or an affiliated entity of
          ----------------------------
Borrower (the "Affiliate") shall occupy all or a substantial portion of the
               ---------
Property. If the Property is to be occupied by an Affiliate, all references in this Agreement to Borrower shall be understood to include such Affiliate as well as, or in lieu of, Borrower, as the context may require. For example, any covenant by Borrower to comply with laws respecting its business shall include a covenant to cause the Affiliate to comply as well. Likewise, any representation regarding Borrower's business shall also be a representation regarding the Affiliate's business, and any condition or Event of Default (as later defined) that involves Borrower's financial condition or activities shall also include the Affiliate's financial condition or activities.

     1.3  Documentation.  At the closing of this transaction, Borrower will
          -------------
deliver the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Bank:

          (a)  this Agreement;

          (b)  the Note;

          (c)  the Deed of Trust;

          (d)  UCC-l Financing Statements;

          (e)  Guaranty;

          (f) the indemnity (referred to in Article IV) along with a completed Bank form Environmental Questionnaire and Disclosure Statement;

          (g) an ALTA survey of the Property acceptable to Bank if necessary for the issuance of the title policy described below;

          (h) an ALTA title insurance policy insuring Bank that the Deed of Trust constitutes a valid and enforceable lien on the Property subject and subordinate only to such liens or other matters as Bank has approved in writing;

          (i) evidence of the casualty and other insurance coverage required under this Agreement;

          (j) evidence of Borrower's due formation and good standing, as well as due authorization and execution of the Loan Documents; and

          (k) such other documents and assurances as Bank may reasonably require.

     1.4  Disbursement of Loan Proceeds.  Upon the satisfaction of all the
          -----------------------------
conditions precedent set forth in this Agreement, Bank will disburse the Loan proceeds through escrow to pay any debts presently encumbering the Property, with the balance after payment of applicable reasonable costs and expenses to the Borrower.

     1.5  Repayment.  Repayment of the Loan shall be made in accordance with the
          ---------
terms of the Note executed by Borrower to the order of Bank.

II.  COVENANTS OF THE BORROWER

     Borrower promises to keep each of the following covenants:

     2.1  Compliance with Law.  Borrower shall comply with all existing and
          -------------------
future laws, regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Property and Borrower's business.

     2.2  Site Visits.
          -----------

          (a) Bank and its agents and representatives shall have the right at any reasonable time to enter and visit the Property (i) for the purposes of performing an appraisal, (ii) inspecting the Property, (iii) taking soil or groundwater samples, and (iv) conducting tests, among other things, to investigate for the presence of Hazardous Substances, as defined in Article IV. Bank shall also have the right to examine, copy and audit its books, records, accounting date and other documents of Borrower which relate to the Property. In each instance the Bank shall give Borrower reasonable notice before entering the Property. Bank shall make an effort to avoid interfering with Borrower's use of the Property when exercising any of the rights granted in this Section 2.2. Prior to any visit, Bank shall enter into (if it has not already done so) a confidentiality agreement, if requested by Borrower, in the form attached hereto as Exhibit B.

          (b) Bank is under no duty to visit or observe the Property, or to examine any books or records. Any site visit, observation or examination by Bank shall be solely for the purpose of protecting Bank's security and preserving Bank's rights under the Loan Documents. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Property, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Substances on the Property.

     2.3  Insurance.  Borrower shall maintain the following insurance coverage:
          ---------

          (a) All risk property damage insurance on the Property, with a policy limit equal to the greater of the outstanding loan balance and the full replacement cost of improvements and personal property, including tenant improvements, if any. The policy shall include a replacement cost endorsement, a stipulated value or agreed amount endorsement (deleting any co-insurance requirement) and a business interruption endorsement in the amount of 12 months, principal and interest payments, taxes and insurance premiums. This policy shall also include a lender's loss payable endorsement (438 BFU) in favor of Bank.

          (b) Comprehensive General Liability coverage with such limits as Bank may require. This policy shall include an additional insured endorsement in favor of Bank. Coverage shall be written on an occurrence basis, not claims made.

          (c) Such other insurance as Bank may require, which may include flood insurance, if located in a designated flood zone.

          All policies of insurance reasonably required by Bank must be issued by companies approved by Bank and otherwise be acceptable to Bank as to amounts, forms, risk coverages and deductibles. In addition, each policy (except workers, compensation or liability) must provide Bank at least thirty (30) days, prior notice of cancellation, non-renewal or modification. If Borrower fails to keep any such coverage in effect while the Loan is outstanding, Bank may, but shall not be obligated to, procure such coverage at Borrower's expense. Borrower shall reimburse Bank, on demand, for all premiums advanced by Bank, which advances shall be considered to be additional loans to Borrower secured by the Deed of Trust and shall bear interest at the default rate provided in the Note until paid including all unpaid and accrued interest thereon.

     2.4  Payment of Expenses.  Borrower shall pay all reasonable costs and
          -------------------
expenses incurred by Bank in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or "workouts" of the Loan, and in the
 --------
exercise of any of Bank's rights or remedies under this Agreement. Such costs and expenses include title insurance, recording and escrow charges, fees for appraisal, reasonable legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services. Borrower acknowledges that the Loan fee does not include amounts payable by Borrower under this section. All such sums incurred by Bank and not immediately reimbursed by Borrower, upon notice of same, shall be considered an additional loan to Borrower and shall bear interest at the default rate provided in the Note and secured by the Deed of Trust until paid including all unpaid and accrued interest.

     2.5  Financial and Other Information.  Borrower shall provide Bank, within
          -------------------------------
(120) days of the end of each fiscal year, its and each Guarantor's annual report (10-K) and compliance certificate. Borrower also shall provide to Bank, within 45 days of the end of each quarter, copies of Borrower's and each Guarantor's quarterly report (10-Q). Within 120 days of the Borrower's fiscal year end, Borrower shall also provide Bank with its consolidated/consolidating annual financial statement, which shall be audited and shall include Guarantor's financial information. On request, Borrower shall promptly provide Bank with any other financial or other information concerning its and each Guarantor's affairs and properties as Bank may reasonably request.

     2.6  Notices.  Borrower shall promptly notify Bank in writing of:
          -------

          (a) any notice that the Property or Borrower's business fails in any material respect to comply with any applicable law, regulation or court order; and

          (b) any material adverse change in the physical condition of the Property or Borrower's or any Guarantor's financial condition or operations or other circumstance that materially adversely affects Borrower's intended use of the Property or Borrower's ability to repay the Loan.

     2.7  Indemnity.  Borrower agrees to indemnify and hold Bank harmless from
          ---------
and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Bank's counsel including without limitation Bank's in-house counsel) arising out of or resulting from the ownership, operation, or use of the Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise. Notwithstanding anything to the contrary in any other Loan Document, the provisions of this Section 2.7 shall not be secured by the Deed of Trust, and shall survive the termination of this Agreement, repayment of the Loan or foreclosure of the Deed of Trust or proceedings in lieu thereof.

     2.8  Preservation of Rights; Maintenance of Properties.  Borrower shall
          -------------------------------------------------
preserve all rights, privileges and franchises desirable for the conduct of Borrower's business. Borrower shall maintain all its properties in good condition.

     2.9  Negative Covenants.  Without Bank's prior written consent, which
          ------------------
consent shall not be unreasonably withheld, conditioned, or delayed, Borrower shall not:

          (a) engage in any business activities substantially different from borrower's present business;

          (b)  liquidate or dissolve Borrower's business;

          (c) enter into any consolidation, merger, pool, joint venture, syndicate or other combination in excess of Ten Million and 00/100 Dollars ($10,000,000) (except that a merger between Borrower and Guarantor shall be allowed subject to the provisions of Section 19 of the Note); or

          (d) lease or dispose of all or a substantial part of Borrower's business or Borrower's assets.

     2.10 Performance of Acts.  Upon request by Bank, Borrower shall perform all
          -------------------
reasonable acts which may be necessary or advisable to perfect any lien or security interest provided for in this Agreement or to carry out the intent of this Agreement. After closing of the Loan, Bank shall be responsible for the filing costs of any necessary filing to perfect any such lien or security interest, except to the extent same are a result of a default or breach by Borrower under the Loan Documents.

     2.11 Consolidated Debt to Consolidated Capitalization.  The Borrower and
          ------------------------------------------------
any of its subsidiaries (but excluding its parent), on a consolidated basis as reported in its public filings, shall not at any time during any four (4) fiscal quarters, permit its ratio of Total Consolidated Debt to Total Consolidated Capitalization to exceed 0.50 to 1.0. Total Consolidated Debt means the total of all debt of the Borrower and its subsidiaries (but excluding its parent), including, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations; (g) all net obligations with respect to interest rate contracts; and (h) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. "Total Consolidated Capitalization" is defined as the sum of Total Consolidated Debt and Consolidated Net Worth. "Consolidated Net Worth" means members' equity as determined in accordance with generally accepted accounting principles. Compliance with the foregoing shall be established via delivery to Bank quarterly of such financial information as is necessary to evidence same to the satisfaction of Bank.

     2.12 Fixed Charge Ratio.  Borrower shall maintain an Fixed Charge Ratio of
          ------------------
at least 2.5:1.0 beginning September 30, 1999. "Fixed Charge Ratio" means the ratio of Consolidated Income Available for Fixed Charges (EBITDA) divided by Interest Charges and Lease Charges. "Consolidated Income Available for Fixed Charges (EBITDA)" means the sum of (a) the net income (or net loss) plus (b) all
        --------                                                    ----
amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued
                                                            ----
taxes on or measured by income to the extent included in the determination of such net income (or loss), plus (d) non charges in the amount of $3,700,000
                           ----
through the quarter ending June 30, 2000; provided, however, that net income (or
                                          --------  -------
loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains. Interest Charges means the interest payments under the Loan. Lease Charges means the payment obligations of Borrower as lessee, tenant or license under leases or licenses to which Borrower is a party. Compliance with the foregoing shall be established via delivery to Bank quarterly of such financial information as is necessary to evidence same to the satisfaction of Bank. The foregoing ratio shall be calculated and maintained on a rolling four-quarter basis during the term of the Loan.

III. PARTIAL RECONVEYANCE

     Bank agrees that it will cause the trustee under the Deed of Trust to release a portion or portions of the real property encumbered by the Deed of Trust (the "Released Property") upon the occurrence of the following:

          (a) Bank receives a written request from Borrower to release the Released Property;

          (b) Borrower causes all Guarantors to reaffirm their guarantees and consent to such a reconveyance;

          (c) Borrower provides to Bank a survey reasonably acceptable to Bank of the "Remainder Property" (being the real property to remain encumbered by the Deed of Trust and not to be released) and legal descriptions for the Released Property and the Remainder Property acceptable to Bank;

          (d) Borrower provides to Bank a zoning letter from the applicable governmental authorities evidencing that the Remainder Property has sufficient parking and other entitlements for the buildings built on such property, as required by all Requirements (as defined in Section 5.2);

          (e) Borrower provides to Bank evidence that the Remainder Property is comprised of a separate tax parcel or parcels and a separate legal parcel or parcels (created by recordation of a commercial subdivision map or other legal means) that comply with NRS Chapter 278;

          (f) Borrower provides evidence that all utilities are provided and separately metered which are necessary to develop, occupy and operate the Remainder Property, including written assurances from such utility companies as Bank may reasonably require;

          (g) If applicable, Borrower shall have caused to be recorded a reciprocal easement agreement (which agreement shall have been consented to by all parties having an interest in the real property encumbered by the Deed of Trust) in form acceptable to Bank establishing, among other things, the rights and obligations of property owners and tenants with respect to the use, maintenance, repair, marketing, management, and sharing of costs, of the utilities, buildings, easements, signs, pylons, parking and common area of such property;

          (h) Borrower pays all fees (including reasonable attorney's fees), costs, charges for title insurance endorsements reasonably requested by Bank in conjunction with such reconveyance (including endorsements insuring the continued priority of the Deed of Trust on the Remainder Property, continued access to public streets, and such other matters as Bank requests), and other sums owing to Bank and the Deed of Trust trustee incurred in conjunction with the partial release;

          (i) The release of the Released Property shall not cause the Borrower to be in default under any Loan Documents; and

          (j) The ratio of the total committed amount of the Loan to the prospective market value to a single purchaser of the Remainder Property shall not exceed eighty percent (80%) (the "Maximum Loan-to-Value Ratio"). For
                                      ---------------------------
purposes of this Section, Bank shall determine the prospective market value of the Property using a methodology which (a) conforms to then-current regulatory requirements and Bank's normal and customary appraisal practices, (b) is considered by Bank to be appropriate under the circumstances, (c) takes into account current market conditions, and (d) is based on an appraisal from an appraiser which is on the Bank's approved list of appraisers, all as reasonably determined by Bank.

IV.  HAZARDOUS SUBSTANCES

     As an express condition precedent to the Agreement and the funding of the Loan, Borrower shall execute and deliver to Bank a Secured Indemnity Agreement relating to hazardous substances on Bank's form (the "Indemnity").
                                                      ---------

     Notwithstanding any provision in the Deed of Trust or any other Loan Document, the provisions of this Article IV shall survive termination of this Agreement and repayment of the Loan, and shall also survive after any acquisition by Bank of the Property or any part of it by foreclosure or any other means.

V.   REPRESENTATIONS AND WARRANTIES

     Borrower promises that each representation and warranty set forth below is true, accurate and correct as of the date of this Agreement and will be true as of .the date of any request for disbursement of Loan proceeds.

     5.1  Authority.  Borrower is authorized to execute, deliver and perform its
          ---------
obligations under each of the Loan Documents.

     5.2  Compliance.  Borrower is familiar and has complied with all of the
          ----------
Requirements (defined as all laws, regulations, orders, ordinances, policies, standards, reports, building codes, covenants, restrictions and requirements that apply or pertain to, and all agreements with and commitments to all governmental, judicial or legal authorities having jurisdiction over, the Property), as well as all other applicable laws, regulations and ordinances, including without limitation, Equal Opportunity For Individuals With

Disabilities Act (ADA), 42 U.S.C. 12101 and the regulations promulgated and set forth at 28 CFR 36.401 et. seq. Borrower has properly obtained all permits, licenses and approvals necessary to own, occupy and operate the Property in accordance with all Requirements, including those pertaining to zoning, and Borrower has delivered true and correct copies of them to Bank.

     5.3  Enforceability.  Borrower is authorized to execute, deliver and
          --------------
perform under the Loan Documents. Those documents are valid and binding obligations of Borrower.

     5.4  Borrower Not a "Foreign Person".  Borrower is not a "foreign person"
          -------------------------------                      --------------
within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

     5.5  No Claims.  There are no claims, actions, proceedings or
          ---------
investigations pending against Borrower, or affecting the Property, except for those previously disclosed by Borrower to Bank in writing. To the best of Borrower's knowledge, there has been no threat of any such claim, action, proceeding or investigation, except for those previously disclosed by Borrower to Bank in writing.

     5.6  Accuracy.  All reports, documents, instruments, information and forms
          --------
of evidence which have been delivered to Bank concerning the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Bank true and accurate knowledge of their subject matter. None of them contains any misrepresentation or omission.

     5.7  Taxes.  Borrower has filed all required state, federal and local
          -----
income tax returns and has paid all taxes which are due and payable. Borrower knows of no basis for any additional assessment of taxes.

     5.8  Year 2000.  On the basis of a comprehensive review and assessment of
          ---------
Borrower's systems and equipment and inquiry made of Borrower's material suppliers, vendors and customers, Borrower's management is of the reasonable view that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business, properties, condition (financial or otherwise) of Borrower. Borrower has developed reasonable feasible contingency plans adequate to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of, or interruption in, its communications and delivery infrastructure. As relates to Bank, Borrower acknowledges receipt of a copy of Bank's "Year 2000 Preparedness at Bank of America" disclosure dated July 22, 1999. Bank acknowledges a copy of Borrower's Year 2000 disclosure as provided in Borrower's 10Q Statement and that same demonstrates to Bank's satisfaction the Borrower's compliance with the first two sentences of this paragraph. As relates to Bank, Borrower acknowledges receipt of a copy of Bank's "Year 2000 Preparedness at Bank of America" disclosure dated July 22, 1999.

VI.  DEFAULT AND REMEDIES

     6.1  Events of Default.  Borrower will be in default under this Agreement
          -----------------
upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default"; any one singly, an "Event of Default"):
               -----------------                       ----------------

          (a) Borrower fails to make any payment of principal or interest under the Note within thirty (30) days after written notice from Bank that same is due, or fails to make any payment demanded by Bank under this Agreement within thirty (30) days of such demand; or

          (b) Borrower fails to comply with any covenant contained in this Agreement other than those referred to in this Section 6.1, and does not either cure that failure within thirty (30) days after written notice from Bank, or, if the default cannot be cured in thirty days, within a reasonable time as agreed by Bank, but in no event more than ninety (90) days after the initial written notice from Bank; or

          (c) An assignment for the benefit of creditors is made by, or any bankruptcy, reorganization, receivership, moratorium or other debtor-relief proceedings are commenced by or against, Borrower or any Guarantor and same is not dismissed within 60 days thereof; or

          (d) Borrower or any Guarantor becomes insolvent, dissolves or liquidates; or

          (e) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

          (f) Any Guarantor revokes its Guaranty or any Guaranty becomes ineffective for any reason; or

          (g) Under any of the Loan Documents, an Event of Default (as defined therein) occurs; or

          (h) Bank fails to have an enforceable first lien on the Property given as security for the Loan (except for prior liens approved by Bank in writing); or

          (i) Borrower, any Guarantor or any person affiliated with Borrower or any Guarantor, within 30 days of written notice from Bank, fails to meet the conditions of, or fails to perform any obligation under, any other agreement Borrower has with Bank or any affiliate of Bank. For the purposes of this section, "affiliated with" means in control of, controlled by or under common
          ---------------
control with; or

          (j) There is a material adverse change in Borrower's or any Guarantor's financial condition, or event or condition that materially impairs Borrower's intended use of the Property or Borrower's or any Guarantor's ability to repay the Loan and same is not remedied to Bank's reasonable satisfaction within 30 days of written notice thereof to Borrower from Bank.

     6.2  Remedies.  If an Event of Default occurs under this Agreement:
          --------

          (a) Bank may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank's rights and remedies shall be cumulative. All of Borrower's obligations under the Loan Documents shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Bank's option, exercisable in its sole discretion.

          (b) Bank shall have the right in its sole discretion to enter the Property and take possession of it, whether in person, by agent or by court-appointed receiver, collect rents and otherwise protect its collateral. If Bank exercises any of the rights or remedies provided in this clause (b), that exercise shall not make Bank, or cause Bank to be deemed to be, a partner or joint venturer of Borrower. All sums which are expended by Bank in preserving its collateral shall be considered an additional loan to Borrower bearing interest at the default rate provided in the Note and secured by the Deed of Trust.

          (c) Bank's failure to exercise its rights under this Section 6.2 shall not constitute a waiver of any default or Event of Default or future default or Event of Default.

     6.3  Concurrent Notice and Cure Periods.  All notice and cure periods
          ----------------------------------
provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by law. Without limiting the foregoing, Bank shall be entitled to exercise its remedies under the Deed of Trust if any event occurs which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement or would entitle Bank to accelerate the indebtedness evidenced by the Note. Furthermore, the recording and mailing to Borrower of a notice of breach and election to sell shall constitute notice of such failure to perform pursuant to this Agreement, the Deed of Trust or any other Loan Document.

VII. ARBITRATION

     7.1  Arbitration.
          -----------

          (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including, but not limited to, those that arise from:

               (i) This Agreement (including any renewals, extensions, or modifications of this Agreement);

               (ii) Any document, agreement, or procedure related to or delivered in connection with this Agreement;

               (iii) Any violation of this Agreement; or

               (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property, or business interests (torts).

          (b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by Nevada law.

          (c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration. The arbitration will be conducted within Lyon County, Nevada.

          (d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

          (e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

          (f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

          (g) This provision does not limit the right of the Borrower or the Bank to:

               (i)   exercise self-help remedies such as setoff;

               (ii) foreclose against or sell any real or personal property collateral; or

               (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:
                     (A) an interim remedy; and/or

                     (B) additional or supplementary remedies.

          (h) The pursuit of, or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

          (i) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

VIII.  MISCELLANEOUS PROVISIONS

     8.1  No Waiver; Consents.  Each waiver by Bank must be in writing, and no
          -------------------
waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Bank to take action on account of any default of Borrower. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission.

     8.2  No Third Parties Benefitted.  This Agreement is made and entered into
          ---------------------------
for the sole protection and benefit of Bank and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right or action under this Agreement or any right to the Loan funds.

     8.3  Joint and Several Liability.  If Borrower consists of more than one
          ---------------------------
person or entity, each shall be jointly and severally liable to Bank for the faithful performance of this Agreement.

     8.4  Notices.  All notices required under this Agreement shall be
          -------
personally delivered or sent by first class mail, postage prepaid, to the addresses set forth on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

     8.5  Attorneys' Fees.  In the event of a lawsuit or arbitration proceeding,
          ---------------
the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     8.6  Intentionally Omitted
          ---------------------

     8.7  Applicable Law.  This Agreement is governed by the laws of the State
          --------------
 of Nevada, without regard to the choice of law rules of that State.

     8.8  Heirs, Successors and Assigns.  The terms of this Agreement shall bind
          -----------------------------
and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement without the prior written consent of Bank. Bank shall have the right to transfer the Loan to any other persons or entities without the consent of Borrower. Bank shall notify Borrower if it transfers the Loan of the name and address of the transferee. Any transferee of the Loan, by accepting the Loan, shall be bound by the confidentiality agreement as set forth in Exhibit B and if requested by Bank or Borrower, shall enter into a Confidentiality Agreement in the form of Exhibit B. Bank shall also obtain a confidentiality agreement in the form of Exhibit B from each potential transferee of the Loan or purchaser of an interest in the Loan before disclosing any Confidential Information (as defined in Exhibit B) to such party. Without the consent of or notice to Borrower, Bank may disclose to any prospective purchaser of any securities issued by Bank, and to any prospective or actual purchaser of any interest in the Loan or any other loans made by Bank to Borrower, any financial or other information relating to Borrower, the Loan or the Property.

     8.9  Severability.  The invalidity or unenforceability of any one or more
          ------------
provisions of this Agreement shall in no way affect any other provision.

     8.10 Interpretation.  The language of this Agreement shall be construed as
          --------------
a whole according to its fair meaning, and not strictly for or against any party. The word

"include(s)" means "include(s), without limitation", and the word "including"
 ----------         ------------------------------                 ---------
means "including, but not limited to." Whenever Borrower is obligated to pay or
       -----------------------------
reimburse Bank for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

     8.11 Amendments.  This Agreement may not be modified or amended except by a
          ----------
written agreement signed by the parties.

     8.12 Time of Essence.  Time is of the essence in the performance of this
          ---------------
Agreement by Borrower.

     8.13 Integration and Relation to Loan Commitment.  The Loan Documents fully
          -------------------------------------------
state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Agreement. The Loan Documents supersede all oral negotiations and prior writing concerning the subject matter of the Loan Documents, including Bank's loan commitment to Borrower.

     8.14 Counterparts.  This Agreement may be executed in as many counterparts
          ------------
as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

     8.15 Language of Agreement.  The language of this Agreement shall be
          ---------------------
construed as a whole according to its fair meaning, and not strictly for or against any party.

     8.16 Headings.  Article and paragraph headings are for reference only and
          --------
shall not affect the interpretation or meaning of any provisions of this Agreement.

     8.17 Information Sharing Notice.  Bank is made up of a number of companies,
          --------------------------
all working together to serve Borrower. One of Bank's most important goals is to make it easier for Borrower to manage its money by offering Borrower a wide selection of services. To further this goal Bank may share information about Borrower's accounts with one of Bank's affiliates (subject to the terms of the Confidentiality Agreement set forth in Exhibit B). The information Bank may share within Bank's company comes from three sources: (i) information Bank may have regarding Borrower's accounts with Bank; (ii) information Bank may receive from Borrower applications, and (iii) information from outside sources such as credit bureaus. Borrower has the right to direct Bank not to share information from its applications and outside sources. If Borrower does not want Bank to share this information among Bank's companies, Borrower may send a written request to:

          Bank of America
          Attn: Data Integrity
          P.O. Box 27025
          Richmond, VA 23261-7025

with a copy to:

          Bank of America
          P.O. Box 20000

          Reno, Nevada 89520-0025
          Attn: Mark McVeigh,
          mail code NV2-117-02-12

     To complete the request, Borrower should type or print its name, address, phone number, account number(s) and social security number on its written request.

Dated as of: September 28, 1999.

Trex Company, LLC,                          BANK OF AMERICA, N.A.
a Delaware Limited Liability Company



By: /s/ Anthony J. Cavanna                  By: /s/ Mark McVeigh
   --------------------------                  ---------------------------------
        Anthony J. Cavanna                          Mark McVeigh, Vice President
        Executive VP and CFO
Borrower Address:                           Bank Address:
                                            BANK OF AMERICA, N.A.
20 South Cameron Street                     P.O. Box 20000
Suite 200                                   Reno, Nevada 89520-0025
Winchester, Virginia 22601                  Attn: Mark McVeigh,
                                            mail code NV2-117-02-12



Borrower:      Trex Company, LLC, a Delaware Limited Liability Company
Loan No.:      ______________________

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